Diguang International Announces Results for First-Quarter 2008

Posts Record Quarterly Revenues, Return to Profitability

SHENZHEN, China, May 15, 2008-- Diguang International Development Co., Ltd. (OTC Bulletin Board: DGNG - News) (“Diguang”) today announced financial results for the first quarter, ended March 31, 2008, of the Company's 2008 fiscal year.

•	Net revenue in Q1-2008 increased 139.6% compared to Q1-2007, to $16.2 million from $6.8 million
•	Gross profit in Q1-2008 was $2.6 million, up 90.4% from $1.4 million in Q1-2007; gross margin in Q1 2008 was 16.3%, compared to 20.5% in Q1-2007
•	The Company realized net income to common shareholders of $168,730 in Q1-2008 compared to net loss of $1.0 million in Q1-2007
•	Sales to international customers increased 145.7%, to $11.5 million in Q1-2008 compared to $4.7 million in Q1-2007
•	The sale of LED products increased 176.8% in Q1-2008, to $7.9 million, compared to $2.9 million in Q1-2007 LED sales

Revenue for the first quarter increased 139.6%, to $16.2 million from $6.8 million in the first quarter last year. The increase was primarily attributed to increased sales from existing and new customers; increased demand from TFT-LCD panel makers; a surge in demand for LED backlights, especially in the 4” to 10.5” size backlight units (BLUs); an increase in backlight deliveries to large international customers in Taiwan and Korea; and the delivery of mid-size LED BLUs to a new domestic customer.

International sales totaled $11.5 million for the quarter ended March 31, 2008, an increase of 145.7% compared with $4.7 million in international sales for the quarter ended March 31, 2007. The increase was primarily attributed to the robust global demand for digital display products and, specifically, the recent surge in demand for LED backlights.

Sales to domestic (China) customers were $4.7 million in the first quarter of 2008, a 125.8% increase from the $2.1 million reported in the first quarter of 2007. The increase in domestic sales was attributed to the sale of mid-size LED products delivered to a new domestic customer.

Cost of sales was $13.6 million in the first quarter of 2008, an increase of 152.3% from the $5.4 million recorded in the first quarter of 2007. The increase was primarily attributed to increased sales volumes and higher costs for the raw materials used in backlight production.

Gross margin for the first quarter of 2008 totaled 16.3%, a decline from 20.5% in the first quarter of 2007. The decline was primarily due to continuing pricing pressure; an inability to transfer the pricing pressure to suppliers; and the Company’s pricing initiatives to secure market share and introduce new products.

Total operating expenses for the first quarter of 2008 were $2.1 million, or 12.9% of sales, compared to $2.6 million, or 38.5% of sales in the first quarter of 2007. Improvement in operating expenses as a percent of sales was achieved with a 35% reduction in selling expenses and a 26% decline in general and administrative expenses, offset by a 93% increase in research and development-related expenses.

Share-based compensation amounted to approximately $139,000 during the first quarter of 2008, a decrease of $488,000, or 86%, compared with $627,000 for the first quarter last year.

GAAP net income was $169,000, compared with a net loss of $1.0 million for the quarter ended March 31, 2007. Both basic and diluted weighted average GAAP earnings per share were $0.01 for the first quarter of 2008, compared with a loss of $0.05 for both basic and diluted weighted average EPS in the first quarter of 2007.  On a non-GAAP basis, (that is, after adjusting for the items set forth in the reconciliation below), net income on a non-cash flow basis was $0.4 million, or $0.02 per share.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three month periods ended March 31, 2008 and March 31, 2007, respectively, were $1.1 million, or 7% of net revenue, and negative $146,000, or 2% of net revenue. The increase in EBITDA for the quarter ended March 31, 2008, primarily resulted from management’s efforts to increase revenue and reduce expenditures. The Company computes EBITDA by adding depreciation, amortization, non-cash stock-based compensation expense, interest expense, and provision for income taxes to its GAAP reported net income.

As at March 31, 2008, cash and equivalents were $8 million plus short-term deposits of $1.4 million, compared with cash and equivalents of $16.2 million at December 31, 2007. The reduction in cash and equivalents is primarily attributable to an increase in accounts receivable reflecting the higher volumes of products shipped; increase in inventories and capital expenditure for expanded manufacturing capacity. The Company has no long-term debt.

“In this quarter, our strong sales growth in LED products and international business pushed our total sales revenue to a quarterly record high of $16.2 million,” said Henry Song, President and Chief Executive Officer of Diguang International. “Consequently, our operational performance has recovered even as we face continuing pricing pressures from increased raw material costs and lower selling prices.

“We continue to take advantage of robust global demand for LCD displays in consumer and industrial electronic products,” Song continued, “but improved operational performance is also coming from the efficiencies we gained from our business unit restructuring in 2007, our commitment to LED backlights as the eventual replacements for CCFL products, and our strategic steps to offer more value to our customers, such as in the production of liquid crystal modules. All of our three operating regions were profitable in the first quarter.”

Reconciliation of GAAP Net Income and Earnings Per Share to Non-GAAP Net Income and Earnings Per Share

	Q1 Ended December 31
	2007	2008

GAAP net income/(loss)	$(1,049,328)	$168,730
Inventory write-down	- 0 -	53,763
Stock-based compensation	627,148	139,125
Non-GAAP net income/(loss)	$(422,180)	$361,618

GAAP net income/(loss) per share	(0.05)	0.01
Inventory write-down	0.00	0.00
Stock-based compensation	0.03	0.01
Non-GAAP earnings/(loss) per share - basic and diluted	(0.02)	0.02

Weighted average shares outstanding - basic and diluted	21,688,704	22,328,311

RECONCILIATION OF EBITDA TO NET (LOSS) INCOME
	Three Months Ended March31,
	2007	2008
	(Unaudited)	(Unaudited)
Numerator:
Reported (loss) income	$(1,049,328)	$168,730
Minority interest	26,251	130,080
Depreciation and amortization	239,133	500,020
Stock based compensation	627,148	139,125
Interest expenses (net)	10,852	58,426
Income tax provision	-	132,985
EBITDA	$(145,944)	1,129,366

Basic EBITDA per share	$(0.01)	$0.05
Diluted EBITDA per share	$(0.01)	$0.05

Recent Developments

In May 2008, Diguang announced a cooperative agreement with the municipal government of Xiangfan, to supply the Company’s LED general lighting technology in the city’s 6,000-meter technology industrial zone. This industrial zone is just an starting site and the Company is now signing with the municipal government to replace all municipal facilities’ lights to LED lights. With a population of 6.5 million, Xiangfan is the second largest city in China’s Hubei province. LED general lighting represents a new product initiative for Diguang, leveraging its core technology to offer business and consumers energy savings, as well as significant environmental advantages over currently used incandescent and fluorescent lighting technologies.

Teleconference and Webcast Information

Management will conduct a conference call and webcast to discuss 2008 first quarter financial results, ended March 31, 2008. The conference call and webcast will take place at 9:00 a.m. Eastern U.S. time on Friday, May 16, 2008. Anyone interested in participating should call 866-543-6407 if calling from within the United States, or 617-213-8898 if calling internationally; the passcode is 58147526.

There will be a replay available until May 23, 2008. To listen to the playback, please call 888-286-8010 if calling within the United States, or 617-801-6888 if calling internationally. Please use passcode 65419320 for the replay.

The event will also be webcast live and a webcast archive will be available for 90 days. The webcast will be available at: http://phx.corporate-ir.net/playerlink.zhtml?c=137803&s=wm&e=1844170 and is being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

Use of Non-GAAP Financial Measures

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), which requires the Company to begin recognizing compensation expense relating to stock-based payment transactions. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company provides non-GAAP financial information. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. The additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

About Diguang International Development Co., Ltd.

Diguang, through its subsidiaries, specializes in the research, development, production, sale and distribution of backlights and backlight technologies. A backlight is the typical light source of a liquid crystal display (LCD). The Company is focused on providing LED and CCFL backlights for international producers of televisions, monitors, cellular phones, digital cameras, DVDs and other home appliances. Diguang currently develops an average of approximately 50 new products per month. Diguang is a Nevada corporation with its manufacturing subsidiary located in Shenzhen, PRC, and its sales and marketing subsidiary located in the British Virgin Islands.

Safe Harbor Statements
This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon the current plans, estimates and projections of Diguang's management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: performance of Diguang International’s web site, business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Diguang is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of backlights; timing approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks, including but not limited to risks outlined in the Company's periodic filings with the U.S. Securities and Exchange Commission. Diguang does not assume any obligation to update the information contained in this press release.

For more information, please contact:

Company Contact:
Viola Tse
Diguang International Development Co., Ltd.
Tel: +1-626-593-5486

Investor Relations Contact:
Sean Collins, Senior Partner
CCG Elite
Tel: +1-310-477-9800 x202
www.ccgelite.com

(financial tables follow)

DIGUANG INTERNATIONAL DEVELOPMENT, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In U.S. Dollars)

	Three Months Ended March 31,
	2007	2008
	(Unaudited)	(Unaudited)
Revenues:
Revenues, net	$6,762,087	$16,199,591
Cost of sales	5,375,588	13,560,357

Gross profit	1,386,499	2,639,234

Selling expense	625,548	407,566
Research and development costs	164,498	317,734
General and administrative expenses	1,812,253	1,349,253

Income from operations	(1,215,800)	564,681

Interest income (expense), net	(10,852)	(58,426)
Investment income (loss)	-	28,930
Other income	203,575	(103,390)

Income before income taxes	(1,023,077)	431,795

Income tax provision	-	132,985

Net income before minority interest	(1,023,077)	298,810

Minority interests	26,251	130,080

Net income to common shareholders	$(1,049,328)	168,730

Weighted average common shares outstanding - basic	21,688,704	22,328,311

Earnings per share - basic	(0.05)	0.01

Weighted average common shares outstanding - diluted	21,688,704	22,328,311

Earning per shares - diluted	(0.05)	0.01

Other comprehensive income:
Net income	(1,049,328)	168,730
Translation adjustment	167,726	1,138,184

Other comprehensive income	$(881,602)	1,306,914

DIGUANG INTERNATIONAL DEVELOPMENT, LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars)

	December 31,	March 31,
	2007	2008
ASSETS		(Unaudited)
Current assets:
Cash and cash equivalents	$16,250,727	$8,007,481
Short term deposits	-	1,426,127
Accounts receivable, net of allowance for doubtful accounts $680,784 and $694,593	12,713,705	18,994,926
Inventories, net of provision $841,518 and $929,196	7,499,768	9,262,851
Other receivables, net of provision $102,574 and $106,708	389,764	609,737
VAT recoverable	407,376	122,231
Advance to suppliers	904,203	1,597,746
Deferred tax asset	86,572	86,572
Total current assets	38,252,115	40,107,671

Investment, net of impairment $622,194 and $622,194	877,806	877,806
Property and equipment, net	17,449,871	18,236,772
Construction in progress	-	10,074

Total assets	$56,579,792	$59,232,323

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,855,416	$20,416,141
Advance from customers	464,281	546,523
Accruals and other payables	3,358,199	2,584,291
Accrued payroll and related expense	795,690	955,574
Income tax payable	428,217	538,356
Amount due to related parties	1,465,790	1,336,892
Amount due to stockholders - current	1,100,000	1,681,061
Total current liabilities	26,467,593	28,058,838

Research funding advanced	245,730	255,633
Amount due to stockholders	1,100,000	560,395
Total non-current liabilities	1,345,730	816,028
Total liabilities	27,813,323	28,874,866

Minority interest	1,475,361	1,666,243

Stockholders’ equity:
Common stock, par value $0.001 per share, 50 million shares authorized, 22,593,000 shares and 22,593,000 issued, 22,340,700 shares and 22,313,200 outstanding	22,593	22,593
Additional paid-in capital	20,028,955	20,168,080
Treasury stock at cost	(429,295)	(475,228)
Appropriated earnings	1,949,839	2,047,477
Retained earnings	3,127,110	3,198,202
Translation adjustment	2,591,906	3,730,090
Total stockholders’ equity	27,291,108	28,691,214

Total liabilities and stockholders' equity	$56,579,792	$59,232,323

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Increase (Decrease) in Cash and Cash Equivalents
(In US Dollars)

	Three Months Ended March 31,
	2007	2008
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$(1,049,328)	$168,730
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Minority interest	26,251	130,080
Depreciation	239,133	500,020
Inventory provision	-	53,763
Share-based compensation	627,148	139,125
Changes in operating assets and liabilities:
Accounts receivable	(889,659)	(6,031,996)
Inventory	(1,512,230)	(1,722,400)
Other receivables	(89,751)	(219,497)
VAT recoverable	129,728	283,570
Prepayments and other assets	878,769	(882,811)
Accounts payable	(380,451)	1,545,776
Accruals and other payable	328,760	(587,774)
Advance from customers	38,853	80,609
Taxes payable	11,706	106,541

Net cash provided by (used in) operating activities	(1,641,071)	(6,436,264)

Cash flows from investing activities:
Purchase of fixed assets	(870,657)	(1,065,861)
Disposal (purchase) of marketable securities	-	(1,426,127)
Cash paid for an acquisition transaction	(1,977,864)	-

Net cash used in investing activities	(2,848,521)	(2,491,988)

Cash flows from financing activities:
Stock repurchase	-	(45,933)
Due to related parties	28,450	(76,486)

Net cash provided by financing activities	28,450	(122,419)

Effect of changes in foreign exchange rates	289,165	807,425

Net increase (decrease) in cash and cash equivalents	(4,171,977)	(8,243,246)

Cash and cash equivalents, beginning of the period	20,550,032	16,250,727

Cash and cash equivalents, end of the period	$16,378,055	8,007,481

# # #